Exhibit 99.2

Amendment to Tax Receivable Agreement

Amendment, dated as of January 1, 2020 and effective as of the Effective Time (as defined below) (this “Amendment”) among Carlyle Holdings I GP Inc., a Delaware corporation (the “Corporate Taxpayer”), Carlyle Holdings I L.P., a Delaware limited partnership (“Carlyle Holdings I”), The Carlyle Group Inc., a Delaware corporation (the “Parent”), each of the undersigned parties hereto identified as “Limited Partners” (collectively, the “Parties”), to the Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties heretofore executed and delivered a Tax Receivable Agreement, dated as of May 2, 2012 (the “Agreement”); and

WHEREAS, in connection with an internal reorganization involving the conversion of The Carlyle Group L.P. into a Delaware corporation (such conversion and the related internal reorganization transactions and conversions, collectively, the “Conversion Transactions”), the Parties desire to make related amendments to the Agreement.

Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Amendment to the Recitals of the Agreement. The following recitals are hereby added following the final recital:

WHEREAS, the Parties heretofore executed and delivered a Tax Receivable Agreement, dated as of May 2, 2012 (the “Agreement”);

WHEREAS, in connection with an internal reorganization involving the conversion of The Carlyle Group L.P. into a Delaware corporation (such conversion and the related internal reorganization transactions and conversions, collectively, the “Conversion Transactions”), the Parties desire to make related amendments to the Agreement;

WHEREAS, pursuant to the Conversion Transactions, among other things, Limited Partners that held Carlyle Holdings Partnership Units immediately prior to the Conversion Transactions have ceased to hold such Carlyle Holdings Partnership Units and have directly or indirectly received an equivalent number of shares of common stock of Parent;

WHEREAS, the Conversion Transactions do not give rise to any Tax Benefit Payments pursuant to this Agreement and no further Exchanges will occur following the Conversion Transactions;

2.	Amendment to Section 1.01 of the Agreement.

(a)	The definition of “Change of Control” is hereby amended to reflect the following changes (~~strikethroughs~~ represent deletions and double underlines represent insertions):

“Change of Control” means ~~(i) the occurrence of any Person, other than a Person approved by the General Partner, becoming the general partner of the Parent or (ii)~~ during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the directors serving on the ~~General Partner’s~~ Parent’s board of directors.

(b)

The definition of “Continuing Director” is hereby separated from the definition of “Change of Control” into a standalone definition and is amended to reflect the following changes (~~strikethroughs~~ represent deletions and double underlines represent insertions):

“Continuing Director” means any director of the ~~General Partner~~ Parent (a) serving on the ~~General Partner’s~~ Parent’s board of directors at the beginning of the relevant period of two consecutive years referred to in the ~~immediately preceding sentence, (b) appointed or elected to the General Partner’s board of directors by the members of the General Partner or (c)~~ definition of “Change of Control,” or (b) whose appointment or election to the ~~General Partner’s~~ Parent’s board of directors by such board, or nomination for election to the ~~General Partner’s~~ Parent’s board of directors by the ~~limited partners~~ stockholders of the Parent, was approved by a majority of the directors of the ~~General Partner~~ Parent then still serving at the time of such approval who were so serving at the beginning of the relevant period of two consecutive years, or ~~were so appointed or elected by the members of the General Partner or~~ whose appointment or election or nomination for election was so approved.

(c)	The definition of “Exchange” is hereby amended by adding the following sentence at the end thereof:

For the avoidance of doubt, in no event shall (i) the Conversion Transactions or (ii) any transaction occurring after the Conversion Transactions be deemed to be an “Exchange” for any purpose under this Agreement or to give rise to any Tax Benefit Payments hereunder.

(d)	The definition of “LIBOR” is hereby amended reflect the following changes (~~strikethroughs~~ represent deletions and double underlines represent insertions):

“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two days prior to the first day of such month, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBO” or by any other publicly available source of such market rate) for London interbank offered rates for U.S. dollar deposits for such month (or portion thereof); provided that if at any time, for any reason, such market rate shall no longer be publicly available, “LIBOR” shall mean a comparable replacement rate determined by the Parent at such time, which determination shall be conclusive absent manifest error.

(e)	The following definition is hereby added in proper alphabetical order:

“Conversion Transactions” is defined in the recitals of this Agreement.

3.

Amendment to Section 3.01 of the Agreement. The last sentence of Section 3.01(b) of the Agreement is hereby amended to reflect the following changes (~~strikethroughs~~ represent deletions and double underlines represent insertions):

Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments~~, whether paid with respect to Carlyle Holdings Partnership Units that were Exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control,~~ shall be calculated by utilizing Valuation Assumptions (1), (4), and (5), substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date”.

4.

Amendment to Section 4.01 of the Agreement. Section 4.01(a) of the Agreement is hereby amended to reflect the following changes (~~strikethroughs~~ represent deletions and double underlines represent insertions):

Each of the Corporate Holdcos may terminate this Agreement in whole or in part at any time and from time to time with respect to any or all of the Carlyle Holdings Partnership Units ~~held (or~~ that were previously held and Exchanged~~) by all Limited Partners at any time by~~ prior to the consummation of the Conversion Transactions (and for clarity not pursuant to the Conversion Transactions) by paying to ~~all of~~ the applicable Limited Partners the applicable Early Termination Payment; provided, however, that this Agreement shall terminate with respect to such Carlyle Holdings Partnership Units only upon the receipt of the applicable Early Termination Payment by ~~all~~ the applicable Limited Partners, and provided, further, that each of the Corporate Holdcos may withdraw any notice to execute its termination rights under this Section 4.01(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payments by a Corporate Holdco, neither the applicable Limited Partners nor the Corporate Holdco shall have any further payment obligations under this Agreement in respect of such Limited Partners, other than for any (a) Tax Benefit Payment agreed to by the Corporate Holdco and the applicable Limited Partner as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). If an Exchange occurs after such Corporate Holdco exercises its termination rights under this Section 4.01(a), the Corporate Holdco shall have no obligations under this Agreement with respect to such Exchange.

5.	Amendment to Section 7.01 of the Agreement. Reference to “The Carlyle Group L.P.” in section 7.01 are hereby amended and replaced by reference to “The Carlyle Group Inc.”

6.	Amendment to Section 7.11 of the Agreement.

(a)	Section 7.11(b) of the Agreement is hereby amended by adding the following sentence at the end thereof:

The determination of the amount of Tax Benefit Payments that a Corporate Holdco would have been required to make had it been treated as a Corporate Holdco on the date of a prior Exchange under this Section 7.11(b) shall be made taking into account whether the applicable Carlyle Holdings Partnership (and if applicable, any entity treated as a partnership for United States federal income tax purposes in which the applicable Carlyle Holdings Partnership owns a direct or indirect interest) had an election in effect under Section 754 of the Code for the taxable year in which the prior Exchange occurred.

(b)	The first sentence of Section 7.11(d) of the Agreement is hereby amended to reflect the following changes (~~strikethroughs~~ represent deletions and double underlines represent insertions):

(c)

If any entity that is obligated to make an Exchange Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) with which such entity ~~does~~ will not file a consolidated tax return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Exchange Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution.

7.

Effective Time. This Amendment shall be effective, and the provisions hereof shall become operative, at 12:03 a.m. on January 1, 2020 (the “Effective Time”) and no party shall be required to commence performance hereunder until the Effective Time.

8.	Ratification and Confirmation of the Agreement. Except as so modified pursuant to this Amendment, the Agreement is hereby ratified and confirmed in all respects.

9.	Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

10.

Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first above written.

LIMITED PARTNERS

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[Signature Page to Amendment to Tax Receivable Agreement]

CARLYLE HOLDINGS I GP INC.

By:	/s/ Curtis L. Buser
Name: Curtis L. Buser
Title: Chief Financial Officer

CARLYLE HOLDINGS I L.P.

By: Carlyle Holding I GP Sub L.L.C, its general partner

By: Carlyle Holdings I GP Inc., its sole member

By:	/s/ Curtis L. Buser
Name: Curtis L. Buser
Title: Chief Financial Officer

THE CARLYLE GROUP INC.

By:	/s/ Curtis L. Buser
Name: Curtis L. Buser
Title: Chief Financial Officer

[Signature Page to Amendment to Tax Receivable Agreement]